SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             -----------------------

                               First Amendment To
                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934
                            ----------------------


       Date  of  Report  (Date  of  earliest  event  reported):  MARCH  22, 2000
                                                                 ---------------



                               Banyan Corporation
                        --------------------------------
             (Exact name of registrant as specified in its charter)


            OREGON                  000-26065                   84-1346327
     ----------------------         ---------            ----------------------
   (State of incorporation or       (Commission            (I.R.S. Employer
         organization)              File Number)          Identification Number)


             4740 Forge Rd., Bldg. #112, Colorado Springs, CO  80907
         --------------------------------------------------------------
         (Address of principal executive offices)            (Zip Code)


      Registrant's  telephone  number,  including  area  code:  (719)  531-5535
                                                                ---------------



ITEM  5.   OTHER EVENTS.
--------   -------------

On March 22, 2000, the Registrant publicly disseminated a press release announcing the addition of W. Bruce Leithead, III to its wholly-owned DoubleCase Corporation management team as the new Vice President of Sales and Marketing.

The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.


ITEM  7.   FINANCIAL  STATEMENTS  AND  EXHIBITS.
-------    -------------------------------------

(c)        Exhibit.

99.1       The  Registrant's  Press  Release  dated  March  22,  2000.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   BANYAN  CORPORATION
                                   -------------------
                                  (Registrant)


Date:  March  22,  2000            /s/  Cameron  Yost
                                   --------------------
                                  Cameron Yost
                                   President  and  CEO



                                  EXHIBIT INDEX
                                  -------------

Exhibit                                                  Sequential
Number          Description                              Page  Number
------          -----------                              ------------

99.1            The  Registrant's  Press  Release               3
                dated  March  22,  2000


[Exhibit  99.1  -  Press  Release]

BANYAN'S  DOUBLECASE  UNIT  ANNOUNCES  NEW VICE PRESIDENT OF SALES AND MARKETING

Colorado  Springs,  Colorado - March 22, 2000 - Banyan  Corporation  (NQB Pinks:
BANY) announces the addition of W. Bruce Leithead, III to its DoubleCase management team as the new Vice President of Sales and Marketing. The Company intends to make Mr. Leithead responsible for expanding DoubleCase's product line, overseeing distribution territories and developing an independent national sales force to promote DoubleCase's product lines. Mr. Leithead brings with him to DoubleCase what the Company believes to be a wealth of knowledge of the department store environment as well as managing independent retailers.

Mr. Leithead joins Doublecase with over nine years of experience in the athletic footwear industry. Mr. Leithead previously did retail marketing work for Adidas America where he was a a Key Account Manager. At Adidas Mr. Leithead was involved with generating over $100 million in sales from two National Strategic Accounts, participating in quarterly marketing sessions directed to the outcome of new product introductions, and managing one of the largest single account marketing budgets for Adidas. Prior to working with Adidas, Mr. Leithead held the Director of Sales and Marketing position with Architectural Metal Furniture, a division of Tate Fabricating, located in Tennessee. As the Director, he was responsible for hiring its independent national sales force and took part in overseeing the creation of all products presented at retail.

Mr. Leithead commented, "I am very excited to take on my new responsibilities at DoubleCase. I believe that DoubleCase has never tapped into the powerful retail channels available, and I look forward to spearheading that effort. In short order I plan to begin building a national independent sales network and introducing existing and new products into various retail channels; all of which I believe will provide long-term benefits to Banyan and DoubleCase."


Banyan Corporation is a publicly traded holding company focused on investing in and building a network of operating subsidiaries engaged in designing, manufacturing and marketing products and services aimed at the personal computer market, the notebook segment in particular which is also the fastest growing segment of the personal computer industry, and Internet e-commerce. Banyan currently sells a line of hard-sided protective carrying cases for notebook computers under the DoubleCase and Showcase Technologies brand names. Banyan's products are currently available through distribution from Ingram Micro and sold through a wide variety of Internet e-commerce storefronts, computer mail order catalogs, several of the largest U.S. computer retailers, Value Added Resellers
(VARs), a number of overseas vendors, and to the U.S. government.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Banyan Corporation) contains statements that are forward-looking, such as statements relating to the future anticipated direction of the high technology industry, plans for future expansion, various business development activities, planed capital expenditures, future funding sources, anticipated sales growth and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of Banyan Corporation. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, domestic and global economic conditions, changes in federal or state tax laws, and market competition factors. For a description of additional risks and uncertainties, please refer to Banyan's filings with the Securities and Exchange Commission.


                                        3